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                                                                  EXHIBIT (99.1)



                            JOINT FILING AGREEMENT



       In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the shares of common stock, no par value of Dialogic Corporation, and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.



Date:  February 14, 1997


                                           THE GOLDMAN SACHS GROUP, L.P.
                                           By: The Goldman Sachs Corporation
                                               its general partner


                                           By: /s/ William J. Buckley
                                               ------------------------------
                                           Name:  William J. Buckley
                                           Title: Executive Vice President



                                           GOLDMAN, SACHS & CO.


                                           By: /s/ William J. Buckley
                                               ------------------------------
                                               Name:  William J. Buckley
                                               Title: Managing Director



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